Exhibit 8.1

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA P. 212.880.6000 F. 212.682.0200 www.torys.com

June 7, 2013

Brookfield Renewable Energy Partners L.P.

73 Front Street

5th Floor

Hamilton HM 12, Bermuda

Ladies and Gentlemen:

We have acted as counsel to Brookfield Renewable Energy Partners L.P., a Bermuda exempted limited partnership (the “Partnership”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Partnership of non-voting limited partnership units of the Partnership (“LP Units”), as described in the Registration Statement. Capitalized terms not otherwise defined herein have the meanings given to them in the Registration Statement.

We have examined (i) the Registration Statement, (ii) the Limited Partnership Agreement in respect of Brookfield Renewable Energy Partners L.P., dated June 27, 2011, by and among 2288509 Ontario Inc., an Ontario corporation, and Brookfield Renewable Power Inc. an Ontario corporation, (iii) the Amended and Restated Limited Partnership Agreement of BREP, (iv) the Amended and Restated Limited Partnership Agreement of BRELP, (v) the certificate of the Managing General Partner and the BRELP GP LP, of even date herewith, delivered to us for purposes of this opinion, including all exhibits thereto (the “Certificate”), and (vi) such agreements, documents, and other instruments as we have deemed necessary or appropriate. In addition, we have examined, and have relied as to matters of fact upon, originals, duplicates, certified, or conformed copies of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us and that the representations made by the Managing General Partner and the BRELP GP LP in the Certificate are true, correct, and complete and will remain true, correct, and complete at all times.

Based upon the foregoing, and subject to the qualifications, assumptions, and limitations stated herein and in the Registration Statement, we are of the opinion that (i) the statements set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they express conclusions as to the application of United States federal income tax law, accurately describe the material United States federal income tax consequences of the ownership and disposition of the LP Units, and (ii) as of the date hereof, each of the Partnership and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, in each case as currently in effect and subject to change at any time with retroactive effect. Any change in applicable laws or facts and circumstances, or any inaccuracy in the statements, facts, assumptions, or representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy. No opinion is expressed concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the headings “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules thereunder.

Very truly yours,

/s/ Torys LLP